UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2015

SOTHERLY HOTELS INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Sotherly Hotels Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on April 28, 2015 (the “Annual Meeting”). The Company is providing the following information regarding the final results of the matters voted on by stockholders at the Annual Meeting:

a)	Election of seven (7) Directors to serve for the ensuing year and until their respective successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Beatty	4,094542	717,498	4,922,041
David R. Folsom	4,721,579	90,461	4,922,041
Andrew M. Sims	4,722,379	89,661	4,922,041
Kim E. Sims	4,071,711	740,329	4,922,041
Edward S. Stein	4,094,242	717,798	4,922,041
Herschel J. Walker	4,208,652	603,388	4,922,041
Gen. Anthony C. Zinni	4,213,152	598,888	4,922,041

b)	Ratification of the appointment of Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015: 9,703,022 shares in favor, 23,193 shares against and 7,866 shares abstaining. There were no broker non-votes for this proposal.

c)	An advisory vote on executive compensation: 4,751,717 shares in favor, 33,206 shares against and 27,117 shares abstaining. There were 4,922,041 broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2015

SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

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